Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ViewPoint Financial Group, Inc. 2012 Equity Incentive Plan of our reports dated February 28, 2012, with respect to the consolidated financial statements of ViewPoint Financial Group, Inc. and the effectiveness of internal control over financial reporting of ViewPoint Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Dallas, Texas

June 11, 2012